Exhibit 99.1

Vista Gold Corp. Reports the Death of Board Member W. Durand (Randy) Eppler

Denver, Colorado, March 4, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) sadly announces the recent death of director W. Durand (Randy) Eppler. Mr. Eppler was a director of the Company for almost 20 years, during which time he served on and chaired a number of committees of the Board. Most recently he was the Chair of the Health, Safety, Environment, and Social Responsibility Committee.

Vista’s Board Chair, Tracy Stevenson, commented, “It is with heavy hearts that we recognize the passing of a trusted friend and loyal colleague. Randy brought a wealth of knowledge and experience to Vista’s Board of Directors and his contributions will be remembered and missed. On behalf of our Board of Directors, management team and employees, we extend our deepest sympathies to the Eppler family.”

The Company plans to nominate a new director for election at the upcoming Annual General and Special Meeting of Shareholders to fill the vacancy created by Mr. Eppler’s passing.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our plans to nominate a new director for election at the upcoming Annual General and Special Meeting of Shareholders to fill the vacancy created by Mr. Eppler’s passing. When used in this news release, the words “has plans” are intended to identify a forward-looking statement and forward-looking information. This statement involves known and unknown risks, which may cause the actual results to be materially different from those implied by such statement. Except as required by law, we assume no obligation to publicly update any forward-looking statement or forward-looking information; whether as a result of new information, future events or otherwise.